Exhibit 10.7

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT (the “Agreement”) dated this 22nd day of March, 2004, and amended and restated this 23rd day of June, 2005, made by and among Time America, Inc., a Nevada corporation (the “Company”), and each of the other undersigned parties (other than the Noteholder (as defined below)) (the Company and each such other undersigned party, a “Pledgor” and collectively, the “Pledgors”), and Laurus Master Fund, Ltd., a Cayman Islands company (the “Noteholder”).

PRELIMINARY STATEMENTS:

(1)           The Company and the Noteholder have entered into (x) a Securities Purchase Agreement, dated as of March 22, 2004 (as amended, modified, restated or supplemented from time to time, the “2004 Securities Purchase Agreement”), and (y) a Security Agreement, dated as of June 23, 2005 (as amended, modified, restated or supplemented from time to time, the “2005 Security Agreement”), pursuant to which the Pledgee has provided or will provide certain financial accommodations to the Company and/or certain subsidiaries of the Company.

(2)           The securities held by each Pledgor in their respective wholly-owned subsidiaries as listed in Schedule A hereof are collectively referred to herein as the “Pledged Securities”.

NOW, THEREFORE, in consideration of the premises and in further consideration of the covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Pledge.  For the benefit of the Noteholder, each Pledgor hereby pledges and grants a security interest in, the following (the “Pledged Collateral”):

(a)           the Pledged Securities and the certificates representing the Pledged Securities, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

(b)           all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

SECTION 2.           Security for Obligations.  This Agreement and the Pledged Collateral pledged hereunder secures the full and punctual payment and performance of (the following clauses (a), (b) and (c), collectively, the “Obligations”) (a) the obligations under the 2004 Securities Purchase Agreement and the Related Agreements referred to in the 2004 Securities Purchase Agreement, (b) the 2005 Security Agreement and the Ancillary Agreements referred to in the 2005 Security Agreement (the 2004 Securities Purchase Agreement, the Related Agreements referred to in the 2004 Securities Purchase Agreement, the 2005 Security Agreement and the Ancillary Agreements referred to in the 2005 Security Agreement, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the “Documents”) and (c) all other obligations and liabilities of each Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against any Pledgor under Title 11, United States Code, including, without limitation, obligations of each Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case).

SECTION 3.           Delivery of Pledged Collateral.  All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Noteholder pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Noteholder.  Upon the occurrence and during the continuation of an Event of Default (as defined below), the Noteholder shall have the duty, at any time on five business days’ notice to the appropriate Pledgor or Pledgors, to transfer to or to register in the name of the Noteholder or any of its nominees, any or all of the Pledged Collateral.  In addition, the Noteholder shall have the right at any such time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations. The Noteholder shall file appropriate financing statements.

SECTION 4.           Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)           Each Pledgor is and will be the sole legal, record and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement.

(b)           The pledge of the Pledged Collateral pursuant to this Agreement creates and will create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

SECTION 5.           Further Assurances.  At any time and from time to time, at the joint and several expense of the Pledgors, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Noteholder may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable the Noteholder to exercise and enforce the rights and remedies hereunder with respect to any Pledged Collateral.

SECTION 6.           Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

(i)            Each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(ii)           Each Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Collateral, provided, however, that any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, Pledged Collateral, and (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, shall be, and shall be forthwith delivered to the Noteholder to hold as, Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Noteholder, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Noteholder as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

(iii)          The Noteholder, shall execute and deliver (or cause to be executed and delivered) to the appropriate Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to subsection (i) above and to receive the dividends that it is authorized to receive and retain pursuant to subsection (ii) above.

(b)           Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

(i)            All rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends payments that it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Noteholder who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights at the direction of the Noteholder and to receive and hold as Pledged Collateral such dividends.

(ii)           All dividends that are received by any Pledgor contrary to the provisions of subsection (i) of this Section 6(b) shall be received in trust for the benefit of the Noteholder, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Noteholder as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           As used herein, “Event of Default” (i) shall mean an “Event of Default” under and as defined in any Document, and (ii) shall mean the failure of any Pledgor to pay or perform any of its obligations under this Agreement and the continuation of such failure for a period of 5 (five) days.

SECTION 7.           Transfers and Other Liens.  No Pledgor will (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

SECTION 8.           Noteholder Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Noteholder such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Noteholder’s discretion to take any action and to execute any instrument that the Noteholder may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 6), including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or any part thereof and to give full discharge for the same.

SECTION 9.           Noteholder May Perform.  If any Pledgor fails to perform any agreement contained herein, the Noteholder, may itself perform, or cause performance of, such agreement, and the expenses of the Noteholder incurred in connection therewith shall be payable by such Pledgor under Section 11.

SECTION 10.         Remedies upon Event of Default.  Subject to the provisions of Section 6, if any Event of Default shall have occurred and be continuing:

(a)           The Noteholder may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at the time (the “Code”) (whether or not the Code applies to the Pledged Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any office of the Noteholder or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Noteholder may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 5 (five) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Noteholder shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Noteholder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Any cash held by the Noteholder as Pledged Collateral and all cash proceeds received by the Noteholder in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Noteholder, be held by the Noteholder as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Noteholder pursuant to Section 11) in whole or in part by the Noteholder against, all or any part of the Obligations in such order as the Noteholder shall be directed by the Noteholder.  Any surplus of such cash or cash proceeds held by the Noteholder and remaining after payment in full of each Pledgor’s obligations in respect of the Obligations shall be paid over to the appropriate Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 11.         Expenses.  Each Pledgor will upon demand pay to the Noteholder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Noteholder may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Noteholder hereunder or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 12.         Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Pledgor and the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13.         Notices.  All notices, request, demands and other communications required or permitted hereunder shall be sent in accordance with the notice provisions set forth in each of the 2004 Securities Purchase Agreement and the 2005 Security Agreement.

SECTION 14.         Continuing Security Interest.

(a)           This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all Obligations and each Pledgor’s satisfaction in full of all obligations under each Document (including, without limitation, this Agreement), (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Noteholder and its successors, transferees and assigns.

(b)           Upon the payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the respective Pledgor.  Upon any such termination, the Noteholder will, at the Pledgors’ joint and several expense, return to each Pledgor such of such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

SECTION 15.         Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY ACTION, SUIT OR PROCEEDING INITIATED BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, STATE OF NEW YORK.  TO THE EXTENT IT MAY LEGALLY DO SO, EACH PARTY HERETO SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT, WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY

CLAIMS OF FORUM NON CONVENIENS OR THAT THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN SUCH COURT.

SECTION 16.         JOINDER; ETC

(a)           It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

(b)           For the avoidance of doubt, each Pledgor and the Pledgee hereby acknowledge and agree that this Agreement shall be (x) a “Related Agreement” under, and as defined in, the 2004 Securities Purchase Agreement and (y) an “Ancillary Agreement” under, and as defined in, the 2005 Security Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

Time America, Inc., a Nevada corporation

Address for Notices:
8840 East Chaparral Road, Suite 100
Scottsdale, Arizona 85250
Attention: Craig J. Smith, Chief Financial Officer
Facsimile: (480) 967-5444

By:
Name:
Title:

Time America, Inc., an Arizona corporation

Address for Notices:
8840 East Chaparral Road, Suite 100
Scottsdale, Arizona 85250
Attention: Craig J. Smith, Chief Financial Officer
Facsimile: (480) 967-5444

By:
Name:
Title:

NOTEHOLDER:

Laurus Master Fund, Ltd.,
a Cayman Islands company

Address for Notices:
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands

By:
Name:
Title:

SCHEDULE A

Attached to and forming a part of that certain
Stock Pledge Agreement dated March 22, 2004, and amended and restated June 23, 2005 by and between

Time America, Inc., a Nevada corporation, the other pledgors party thereto and
Laurus Master Fund, Ltd., a Cayman Island company

Pledged Securities

Pledgor	Class of Security	Certificate No(s) (if any)	Number of Shares (Units)

Time America, Inc., a Nevada corporation	Common Stock of Time America, Inc., an Arizona corporation		9,314,445 Shares

Time America, Inc., an Arizona corporation	None